OPINION OF WINSTEAD PC

REGARDING THE VALIDITY OF THE COMMON STOCK

Exhibit 5.1

October 28, 2013

LGI Homes, Inc.

1450 Lake Robbins Drive,

Suite 430

The Woodlands, TX 77380

Re:	Validity of Shares of Common Stock of LGI Homes, Inc.

Gentlemen:

We have acted as legal counsel to LGI Homes, Inc. (the “Company”) in connection with the public offering of 9,000,000 shares of common stock, $0.01 par value (“Common Stock”), of the Company and up to an additional 1,350,000 shares of common stock pursuant to the option granted to the underwriters to purchase additional shares (collectively, the “Shares”) to be offered and sold by the Company pursuant to the registration statement on Form S-1, as amended (File No. 333-190853) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the prospectus included therein (“Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus, (iii) the Certificate of Incorporation of the Company, (iv) the Bylaws of the Company, and (v) certain resolutions adopted by the Board of Directors, or a committee thereof, of the Company with respect to the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have further assumed that the Shares will be issued and delivered in accordance with the terms of the Underwriting Agreement, among the Company, Deutsche Bank Securities Inc., JMP Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

The following opinion is limited in all respects to matters of the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and U.S federal law, and we express no opinion as to the laws of any other jurisdiction.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

VERY TRULY YOURS,

WINSTEAD PC

By:	/s/ Norman R. Miller
Norman R. Miller
Authorized Signatory